As filed with the Securities and Exchange Commission on December 16, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	74-1339132
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
450 Park Avenue, 27th Floor
New York, New York 10022
(Address of Principal Executive Offices, Including Zip Code)

Harbinger Group Inc. 2011 Omnibus Equity Award Plan
(Full title of the plans)

Francis T. McCarron
Executive Vice President and Chief Financial Officer
450 Park Avenue, 27th Floor
New York, New York 10022
(Name and address of agent for service)

(212) 906-8555
(Telephone number, including area code, of agent for service)

Copies to:

Raphael M. Russo, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
212-373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company.)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share(1)	17,000,000 (1)	$4.365 (2)	$74,205,000 (2)	$8,504

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) also covers an indeterminate number of additional shares of the common stock of Harbinger Group Inc. (the “Registrant”), par value $0.01 (the “Common Stock”), that may be offered or issued by reason of certain corporate transactions or events, including any stock dividend, stock split or any other similar transaction effected which results in an increase in the number of shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rules 457(h) and 457(c) under the Securities Act.  The proposed maximum aggregate offering price was calculated based upon the market value of the shares of Common Stock in accordance with Rule 457(c) and is equal to the product of (i) $4.365, the average of the high and low prices per share of Common Stock on the New York Stock Exchange on December 15, 2011 (which is within five business days of the filing hereof), multiplied by (ii) 17,000,000 shares of Common Stock issuable pursuant to the Harbinger Group Inc. 2011 Omnibus Equity Award Plan (the “2011 Plan”).

2

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.  In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference:

1.
The description of the Common Stock included under the caption “Description of Capital Stock” contained in the Registrant’s registration statement on Form S-3 filed with the Commission on August 29, 2011, as amended.

2.	Registrant’s Annual Report for the fiscal year ended September 30, 2011 on Form 10-K filed with the Commission on December 14, 2011.

3.	Registrant’s Current Report on Form 8-K filed with the Commission on December 9, 2011.

4.	Registrant’s Definitive Proxy Statement on Schedule 14-A filed with the Commission on August 16, 2011.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

3

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursements for expenses incurred arising under the Securities Act.

The Registrant’s certificate of incorporation provides that a director of the Registrant will not be personally liable to the Registrant or the holders of Common Stock (the “Stockholders”) for monetary damages for breach of fiduciary duty as a director, except:

●	for any breach of the duty of loyalty;

●	for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

●	for liability under Section 174 of the DGCL (relating to unlawful dividends, stock repurchases or stock redemptions); or

●	for any transaction from which the director derived any improper personal benefit.

The effect of this provision is to eliminate the rights of the Registrant and Stockholders to recover monetary damages against a director for breach of a fiduciary duty of care as a director.  This provision does not limit or eliminate the right of the Registrant or Stockholders to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.  The provisions will not alter the liability of the Registrant’s directors under federal securities laws.  In addition, the Registrant’s certificate of incorporation and by-laws will provide indemnification for each of the Registrant’s director and the officers, employees and agents of the Registrant determined by the Registrant’s board of directors, to the fullest extent provided by the laws of the State of Delaware.

Any amendment to or repeal of these provisions will not adversely affect any right or protection of the Registrant’s directors in respect of any act or failure to act that occurred prior to any amendment to or repeal of such provisions or the adoption of an inconsistent provision.  If the DGCL is amended to provide further limitation on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the DGCL.  The Registrant’s by-laws authorize the Registrant to indemnify its directors and officers and the Registrant must advance expenses, including attorneys’ fees, to such directors and officers in connection with legal proceedings, subject to very limited exceptions.  The Registrant intends to maintain directors and officer liability insurance, if available on reasonable terms.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits listed under the caption “Exhibits Index” of this Registration Statement are incorporated by reference herein.

Item 9. Undertakings.

a.         The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

4

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6—Indemnification of Directors and Officers”, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 16th day of December, 2011.

HARBINGER GROUP INC.

By:	/s/ Francis T. McCarron
Name: Francis T. McCarron
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of the Registrant, hereby severally constitute and appoint Francis T. McCarron our true and lawful attorney-in-fact with full power to him, to sign for us and in our names in the capacities indicated below, this Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable the Registrant to comply with all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney-in-fact to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on December 16, 2011:

Signature	Title

/s/ Philip A. Falcone
Philip A. Falcone	Chief Executive Officer, Chairman of the Board and
Director
/s/ Francis T. McCarron
Francis T. McCarron	Executive Vice President and Chief Financial Officer

/s/ Richard H. Hagerup
Richard H. Hagerup	Interim Chief Accounting Officer

/s/ Omar M. Asali
Omar M. Asali	Acting President and Director

/s/ Lap Wai Chan
Lap Wai Chan	Director

/s/ Keith M. Hladek
Keith M. Hladek	Director

/s/ Thomas M. Hudgins
Thomas M. Hudgins	Director

/s/ Robert V. Leffler, Jr.
Robert V. Leffler, Jr.	Director

/s/ David M. Maura
David M. Maura	Director

/s/ Robin Roger
Robin Roger	Director

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation of Harbinger Group Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed December 28, 2009 (File No. 1-4219)).

3.2	By-laws of Harbinger Group Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed December 28, 2009 (File No. 1-4219)).

4.1	See Exhibits 3.1 and 3.2 for provisions of the Certificate of Incorporation and By-laws of the Registrant defining the rights of holders of Common Stock.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.*

10.1	Harbinger Group Inc. 2011 Omnibus Equity Award Plan (incorporated by reference to Annex A to the Proxy Statement on Schedule 14A filed with the SEC on September 15, 2011).

23.1	Consent of KMPG LLP, an independent registered public accounting firm.*

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

23.3	Power of Attorney (included in the signature pages of this Registration Statement).
_________________
* Filed herewith